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     As filed with the Securities and Exchange Commission on April 12, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         ------------------------------

                             ACTIVEWORLDS.COM, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                13-383101
--------------------------------------   ---------------------------------------
(State of incorporation or organization) (I.R.S. Employer Identification Number)

95 PARKER STREET
NEWBURYPORT, MASSACHUSETTS                                          01950
--------------------------                                        ----------
(Address of Principal Executive Offices)                          (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-85095

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                       Name of each exchange on which
       to be so registered                       each class is to be registered:
       -------------------                       -------------------------------

       Common stock, $0.001 par value            Boston Stock Exchange
       per share.                                Nasdaq SmallCap Market

       Unit, each consisting of one share        Boston Stock Exchange
       of common stock and one series B          Nasdaq SmallCap Market
       redeemable common stock purchase
       warrant, redeemable for one share of
       common stock.

       Series B redeemable common stock          Boston Stock Exchange
       purchase warrant, redeemable for one      Nasdaq SmallCap Market
       share of common stock.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                 ---------------
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

Information concerning the common stock, the warrants and the Units to be registered hereunder is incorporated herein by reference to the sections entitled "THE OFFERING" and "DESCRIPTION OF SECURITIES" in the prospectus forming a part of the registrant's registration statement on Form SB-2 as filed on August 13, 1999 with the Securities and Exchange Commission and as subsequently amended (the "Registration Statement on Form SB-2"), pursuant to the Securities Act of 1933.

Item 2.  Exhibits.
         --------

The following exhibits are filed herewith or incorporated herein by reference:

         3.1 Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form SB-2).

         3.2 Certificate of Amendment to Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit
                  3.2 to the Registration Statement on Form SB-2).

         3.3 Certificate of Amendment to Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit
                  3.3 to the Registration Statement on Form SB-2).

         3.4 Certificate for Renewal and Revival of Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form SB-2).

         3.5 Certificate of Amendment to Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit
                  3.5 to the Registration Statement on Form SB-2).

         3.5.1 Certificate of Amendment to Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit
                  3.5.1 to the Registration Statement on Form SB-2).

         3.6 Bylaws of the registrant (incorporated herein by reference to Exhibit 3.6 to the Registration Statement on Form SB-2).

         4.1 Form of registrant's common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form SB-2).

         4.2 Form of Warrant Agreement, including form of Series B Redeemable Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form SB-2).

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     ACTIVEWORLDS.COM, INC.


                                                     /s/ RICHARD F. NOLL
                                                     --------------------------
                                                     Richard F. Noll, President

Date: April 11, 2000


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